Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Lafarge North America Inc. (formerly Lafarge Corporation):

(i)	Registration Statement on Form S-8, File No. 2-92414,

(ii)	Registration Statement on Form S-8, File No. 33-9813,

(iii)	Registration Statement on Form S-8, File No. 33-20865,

(iv)	Registration Statement on Form S-3, File No. 33-32644 (which also constitutes Post-Effective Amendment No. 6 to Registration Statement on Form S-1, File No. 2-82548),

(v)	Registration Statement on Form S-8, File No. 33-32645,

(vi)	Registration Statement on Form S-3, File No. 33-46093 (which also constitutes Post-Effective Amendment No. 7 of Registration Statement on Form S-1, File No. 2-82548),

(vii)	Registration Statement on Form S-8, File No. 33-51873,

(viii)	Registration Statement on Form S-8, File No. 333-65897,

(ix)	Registration Statement on Form S-3, File No. 333-57333, and

(x)	Registration Statement on Form S-8, File No. 333-110656.

of our report dated January 21, 2004, with respect to the consolidated financial statements and schedule of Lafarge North America Inc. included in this Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP

McLean, VA March 11, 2004